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Exhibit 5.1

July 26, 2019

New Misonix, Inc.

1938 New Highway

Farmingdale, New York 11735

Re:    Registration Statement on Form S-4 by New Misonix, Inc.

Ladies and Gentlemen:

We have acted as counsel to New Misonix, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 17,121,468 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of May 2, 2019 (the “Merger Agreement”), by and among Misonix, Inc., a New York corporation, Solsys Medical, LLC, a Delaware limited liability company (“Solsys”), the Company, Motor Reincorp. Sub One, Inc., a New York corporation, Surge Sub Two, LLC, a Delaware limited liability company and Greg Madden, solely in his capacity as the representative of the Solsys unitholders. The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2019 (Registration No. 333-231797) (as the same may be amended from time to time, the “Registration Statement”), to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued pursuant to the terms of the Merger Agreement, as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

New Misonix, Inc.

July 26, 2019

Very truly yours,

/s/ Jones Day

Jones Day

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